Exhibit 21

LIST OF OFFICE DEPOT INC.’S SIGNIFICANT SUBSIDIARIES

Name	Jurisdiction of Incorporation
The Office Club, Inc.	California
Viking Office Products, Inc.	California
Computers4Sure.com, Inc.	Connecticut
Solutions4Sure.com, Inc.	Connecticut
4Sure.com, Inc.	Delaware
eDepot, LLC	Delaware
OD International, Inc.	Delaware
Office Depot Delaware Overseas Finance No. 1, LLC	Delaware
Japan Office Supplies, LLC	Delaware
OD France, LLC	Delaware
ODV France, LLC	Delaware
Swinton Avenue Trading Limited, Inc.	Delaware
Neighborhood Retail Development Fund, LLC	Delaware
HC Land Company LLC	Delaware
2300 South Congress LLC	Delaware
Notus Aviation, Inc.	Delaware
OD Brazil Holdings, LLC	Delaware
OD Medical Solutions LLC	Delaware
Office Depot N.A. Shared Services LLC	Delaware
Office Depot (Netherlands) LLC	Delaware
Office Depot Foreign Holdings GP, LLC	Delaware
Office Depot Foreign Holdings LP, LLC	Delaware
North American Card and Coupon Services, LLC	Virginia
Viking Direkt GesmbH	Austria
Office Depot International BVBA	Belgium
Office Depot Overseas Holding Limited	Bermuda
Office Depot Brasil Participacoes Limitada	Brazil
AsiaEC.com Limited	Cayman Islands
The Office Depot Network Technology Ltd.	China
Office Depot Merchandising (Shenzhen) Company Ltd.	China
OD Colombia S.A.S.	Colombia
Ofixpres S.A.S.	Columbia
Erial BQ S.A.	Costa Rica
Fesa Formas Eficientes S.A.	Costa Rica
OD El Salvador, Ltda. de C.V.	El Salvador
Ofixpres S.A. de C.V.	El Salvador
Office Depot s.r.o.	Czech Republic
Office Depot France SNC	France
OD Participations (France) SAS	France
Europa S.A.S.	France
Office Depot BS	France
Office Depot (Holding) France SNC	France
Monster Ink France SNC	France
Office Depot Deutschland GmbH	Germany
Guilbert Beteiligungsholding GmbH	Germany
Hutter GmbH	Germany

NEWGOH Immobilienverwaltung GmbH	Germany
Office Depot Service – und BeteiligungsGmbH&Co.KG	Germany
OD Guatemala y Companía. Limitada	Guatemala
OD Honduras S de RL	Honduras
Office Depot Asia Holding Limited	Hong Kong
Office Depot Global Sourcing Ltd. (f.k.a Office Supply Solutions (Hong Kong) Ltd.)	Hong Kong
Office Depot Reliance Supply Solutions Private Limited	India
Office Depot Private Limited	India
Viking Direct (Ireland) Limited	Ireland
Viking Finance (Ireland) Limited	Ireland
Office Depot Ireland Limited	Ireland
Office Depot Italia S.r.l.	Italy
Viking Holding Italia S.r.l. (f.k.a Viking Office Products S.r.l.)	Italy
VPC System S.r.l	Italy
Office Depot Korea Co. Limited	Korea (South)
Guilbert Luxembourg S.A.R.L.	Luxembourg
OD International (Luxembourg) Finance S.A.R.L.	Luxembourg
Office Depot de Mexico SA de CV	Mexico
Centro de Apoyo SA de CV	Mexico
ODG Caribe SA de CV	Mexico
Servicios Administrativos Office Depot SA de CV	Mexico
Centro de Apoyo Caribe SA de CV	Mexico
Formas Eficientes, SA de CV	Mexico
Papelera General, SA de CV	Mexico
Viking Direct B.V.	Netherlands
Office Depot B.V.	Netherlands
Office Depot International B.V.	Netherlands
Office Depot Latin American Holdings B.V.	Netherlands
Office Depot Finance B.V.	Netherlands
Office Depot Netherland B.V.	Netherlands
Office Depot (Netherlands) C.V.	Netherlands
Heteyo Holdings BV.	Netherlands
Guilbert International B.V.	Netherlands
Office Depot (Operations) Holding B.V.	Netherlands
Office Depot Coöperatief W.A.	Netherlands
Office Depot Europe B.V.	Netherlands
Xtreme Office B.V.	Netherlands
OD Panama SA	Panama
Office Depot Poland Sp z.o.o.	Poland
Office Depot Puerto Rico, LLC	Puerto Rico
Office Depot Service Center SRL	Romania
Office Depot s.r.o.	Slovak Republic (Slovakia)
Office Depot S.L.	Spain
Office Depot Sweden (Holding) AB	Sweden
Offie Depot Svenska AB (f.k.a Frans Svanstrom & Co AB)	Sweden
Killbergs Kontorsvaruhus AB	Sweden
Wettergrens i Goteborg AB	Sweden
Wettergrens Kontorscenter AB	Sweden
Office Depot GmbH	Switzerland
Office Depot Holding GmbH	Switzerland
Office Depot International (UK) Limited	United Kingdom

Viking Direct (Holdings) Limited	United Kingdom
Office Depot UK Limited	United Kingdom
Guilbert UK Pension Trustees Ltd	United Kingdom
Guilbert UK Holdings Ltd	United Kingdom
Niceday Distribution Centre Ltd	United Kingdom
Office 1 (1995) Ltd	United Kingdom
Office 1 Ltd	United Kingdom
Reliable UK Ltd	United Kingdom
Office Depot (Holdings) Ltd.	United Kingdom
Office Depot (Holdings) 2 Ltd.	United Kingdom
Office Depot Europe Holdings Ltd.	United Kingdom
Office Depot (Holdings) 3 Ltd.	United Kingdom

*	Ownership may consist of one subsidiary or any combination of subsidiaries, which may include Office Depot, Inc.